Exhibit 99.2

AGREEMENT

This Agreement (this “Agreement”) is made and entered into as of March 14, 2012, by and among Fisher Communications, Inc. (the “Company” or “Fisher”) and the entities and natural persons listed on Exhibit A hereto (collectively, “FrontFour”) (each of the Company and FrontFour, a “Party” to this Agreement, and collectively, the “Parties”).

RECITALS:

WHEREAS, David A. Lorber, a Co-Founder and Portfolio Manager of FrontFour Capital Group, LLC, has been serving on the Company’s Board of Directors (the “Board”) as a Class I director since his election to the Board at the Company’s 2009 annual meeting of stockholders;

WHEREAS, Mr. Lorber’s term of service as a Class I director expires at the Company’s 2012 annual meeting of shareholders (the “2012 Annual Meeting”); and

WHEREAS, FrontFour Master Fund, Ltd. (“FrontFour Master”) submitted a nomination letter to the Company on February 8, 2012 nominating Mr. Lorber and Matthew Goldfarb for election to the Board at the 2012 Annual Meeting;

WHEREAS, Mr. Lorber does not intend to stand for re-election at the 2012 Annual Meeting;

WHEREAS, Mr. Lorber has recommended to the Board that Frank Willey be nominated by the Company as a Class I nominee to serve in Mr. Lorber’s place;

WHEREAS, the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”) has reviewed the qualifications of Mr. Willey and determined to recommend that the Board name Mr. Willey as one of the Company’s nominees for election at the 2012 Annual Meeting;

WHEREAS the Company and FrontFour have determined to come to an agreement with respect to certain matters related to the 2012 Annual Meeting as provided in this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Board Matters; 2012 Annual Meeting.

(a) Upon execution of this Agreement, the Company will take all necessary actions to nominate Frank Willey for election to the Board as a Class I director at the 2012 Annual Meeting with a term expiring at the Company’s 2015 annual meeting of stockholders. The Company agrees to recommend, support and solicit proxies for the election of Mr. Willey in the same manner as for the Company’s other nominees who are up for election at the 2012 Annual Meeting. The Company further agrees that it will nominate Matthew Goldfarb for re-election as a Class I director at the 2012 Annual Meeting and that it will recommend, support and solicit proxies for the election of Mr. Goldfarb in the same manner as for the Company’s other nominees who are up for election at the 2012 Annual Meeting (Messrs. Goldfarb and Willey, together with the Company’s two other nominees, the “2012 Nominees”).

(b) Prior to the nomination of Mr. Willey by the Board in accordance with Section 1(a), the Nominating Committee shall have reviewed and reasonably approved the qualifications of Mr.

Willey to serve as a member of the Board and recommended to the Board that the Board nominate Mr. Willey for election at the 2012 Annual Meeting in accordance with Section 1(a).

(c) Upon execution of this Agreement, FrontFour Master hereby withdraws its Nomination Letter and FrontFour hereby agrees not to (i) nominate any person for election at the 2012 Annual Meeting or (ii) submit any proposal for consideration at, or bring any other business before, the 2012 Annual Meeting, directly or indirectly. FrontFour shall not publicly or privately encourage or support any other shareholder to nominate any person for election at the 2012 Annual Meeting. Mr. Lorber agrees that he will not be nominated by the Company for re-election at the 2012 Annual Meeting and will not otherwise stand for re-election at the 2012 Annual Meeting.

(d) The Company agrees that if Mr. Willey is unable to serve as a director, resigns as a director or is removed as a director prior to the 2013 annual meeting of stockholders, FrontFour shall have the ability to recommend a substitute person(s), who will qualify as “independent” pursuant to NASDAQ listing standards, to replace Mr. Willey, subject to the approval of the Nominating Committee in good faith after exercising its fiduciary duties, which approval shall not be unreasonably withheld (any such replacement nominee appointed in accordance with the provisions of this clause (d) shall be referred to as the “Willey Replacement Director”). In the event the Nominating Committee does not accept a substitute person recommended by FrontFour, then FrontFour will have the right to recommend additional substitute person(s) for consideration by the Nominating Committee. Upon the acceptance of a replacement director nominee by the Nominating Committee, the Board will appoint such replacement director to the Board no later than five (5) business days after the Nominating Committee’s recommendation of such replacement director.

(e) At the 2012 Annual Meeting, FrontFour agrees to appear in person or by proxy and vote all shares of common stock of the Company beneficially owned by it and its affiliates in favor of the election of the 2012 Nominees, in favor of the ratification of the Company’s independent registered public accounting firm, and in favor of the approval of the advisory resolution on the Company’s executive compensation (the “Advisory Compensation Resolution”); provided, however, solely with respect to the Advisory Compensation Resolution, if Institutional Shareholder Services Inc. (“ISS”) recommends otherwise, FrontFour shall be permitted to vote all shares of common stock of the Company beneficially owned by it and its affiliates in accordance with the ISS recommendation.

2. Representations and Warranties of the Company.

The Company represents and warrants to FrontFour that (a) the Company has the corporate power and authority to execute this Agreement and to bind it thereto, (b) this Agreement has been duly and validly authorized, executed and delivered by the Company, constitutes a valid and binding obligation and agreement of the Company, and is enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles and (c) the execution, delivery and performance of this Agreement by the Company does not and will not violate or conflict with (i) any law, rule, regulation, order, judgment or decree applicable to it, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could become a default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which the Company is a party or by which it is bound.

3. Representations and Warranties of FrontFour.

FrontFour shall cause its affiliates to comply with the terms of this Agreement. FrontFour represents and warrants to the Company that (a) the authorized signatory of FrontFour set forth on the signature page hereto has the power and authority to execute this Agreement and to bind it thereto this Agreement, (b) this Agreement has been duly authorized, executed and delivered by FrontFour, and is a valid and binding obligation of FrontFour, enforceable against FrontFour in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of creditors and subject to general equity principles, (c) the execution of this Agreement, the consummation of any of the transactions contemplated hereby, and the fulfillment of the terms hereof, in each case in accordance with the terms hereof, will not conflict with, or result in a breach or violation of the organizational documents of FrontFour as currently in effect and (d) the execution, delivery and performance of this Agreement by FrontFour does not and will not violate or conflict with (i) any law, rule, regulation, order, judgment or decree applicable to it, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could become a default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which such member is a party or by which it is bound.

4. Press Release.

Promptly following the execution of this Agreement, the Company and FrontFour shall jointly issue a mutually agreeable press release (the “Mutual Press Release”) announcing the terms of this Agreement, in the form attached hereto as Exhibit B. Prior to the issuance of the Mutual Press Release, neither the Company nor FrontFour shall issue any press release or public announcement regarding this Agreement without the prior written consent of the other party.

5. Specific Performance.

Each of the members of FrontFour, on the one hand, and the Company, on the other hand, acknowledges and agrees that irreparable injury to the other party hereto would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that such injury would not be adequately compensable in damages. It is accordingly agreed that the members of FrontFour or any of them, on the one hand, and the Company, on the other hand (the “Moving Party”), shall each be entitled to specific enforcement of, and injunctive relief to prevent any violation of, the terms hereof, and the other party hereto will not take action, directly or indirectly, in opposition to the Moving Party seeking such relief on the grounds that any other remedy or relief is available at law or in equity.

6. Severability.

If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that the parties would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable. In addition, the parties agree to use their best efforts to agree upon and substitute a valid and enforceable term, provision, covenant or restriction for any of such that is held invalid, void or enforceable by a court of competent jurisdiction.

7. Applicable Law.

This Agreement and the rights and obligations of the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of Washington exclusive of the conflict of laws principles of such state. Venue for any action arising in connection with this Agreement shall exclusively lie in King County, Washington.

8. Counterparts. This Agreement may be executed in one or more counterparts which together shall constitute a single agreement.

9. Entire Agreement; Amendment and Waiver; Successors and Assigns.

This Agreement contains the entire understanding of the parties hereto with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings between the parties other than those expressly set forth herein. No modifications of this Agreement can be made except in writing signed by an authorized representative of each the Company and FrontFour. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law. The terms and conditions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective successors, heirs, executors, legal representatives, and permitted assigns. No party shall assign this Agreement or any rights or obligations hereunder without, with respect to FrontFour, the prior written consent of the Company, and with respect to the Company, the prior written consent of FrontFour.

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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized signatories of the parties as of the date hereof.

FISHER COMMUNICATIONS, INC.

By:
Name:
Title:

FRONTFOUR MASTER FUND, LTD. EVENT DRIVEN PORTFOLIO FRONTFOUR CAPITAL GROUP, LLC

By:
Name:	David A. Lorber
Title:	Authorized Signatory

DAVID A. LORBER

EXHIBIT A

FRONTFOUR MASTER FUND, LTD.

EVENT DRIVEN PORTFOLIO

FRONTFOUR CAPITAL GROUP, LLC

DAVID A. LORBER

EXHIBIT B

PRESS RELEASE